UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 15, 2015

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 15, 2015, Waddell & Reed Financial, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the SEC on February 27, 2015.  The results of the stockholder vote are as follows:

Proposal 1 — Election of Directors

The following individuals were elected to serve as Class II directors to hold office until the 2018 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, or their earlier resignation or removal.

Nominee	For	Withheld	Non-Votes

Thomas C. Godlasky	72,127,143	1,046,427	4,914,812
Dennis E. Logue	71,955,223	1,218,347	4,914,812
Michael F. Morrissey	72,104,609	1,068,961	4,914,812

Proposal 2 — Advisory Vote on Named Executive Officer Compensation

The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.

For	Against	Abstain	Non-Votes
70,018,562	2,961,132	193,876	4,914,812

Proposal 3 — Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the 2015 fiscal year.

For	Against	Abstain	Non-Votes
77,190,252	850,259	47,871	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: April 16, 2015	By:	/s/ Wendy J. Hills
Senior Vice President, General Counsel
and Secretary